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                                  EXHIBIT 23.2




                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Thomas & Betts Corporation:

We consent to the incorporation by reference in this Registration Statement of Thomas & Betts Corporation on Form S-3 of our report dated February 6, 1997 (relating to the consolidated financial statements of Augat Inc. (a wholly-owned subsidiary of Thomas & Betts Corporation since December 11,
1996) and subsidiaries, not incorporated by reference or presented separately herein) appearing as Exhibit 99 in the Annual Report on Form 10-K of Thomas & Betts Corporation for the year ended December 28, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                                  /s/ Deloitte & Touche LLP



Boston, Massachusetts
July 31, 1998


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